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                                                             Exhibit 10.23



                        ANGELICA CORPORATION
                        EMPLOYMENT AGREEMENT
                        --------------------

     This agreement ("Agreement") has been entered into as of this 1st day of January, 2000, by and between Angelica Corporation, a Missouri corporation ("Angelica"), and Theodore M. Armstrong, an individual ("Employee").

     WHEREAS, Angelica currently employs Employee as Senior Vice
President - Finance and Administration and Chief Financial Officer, and Angelica and Employee wish to more specifically define the terms and conditions of Employee's employment with Angelica in this Agreement.

     NOW THEREFORE, in consideration of the mutual promises herein contained, the parties hereto agree as follows:

SECTION 1: DEFINITIONS. For purposes of this Agreement, the following words and phrases, whether or not capitalized, shall have the meanings specified below, unless the context plainly requires a different meaning.

          (a) "ANNUAL BASE SALARY" means the base salary set forth in Section 3.3 of this Agreement, as it shall be increased from time to time in the discretion of the Board or the Compensation and Organization Committee of the Board.

          (b)  "BOARD" means the Board of Directors of Angelica.

          (c)  "CHANGE IN CONTROL" means:

               (i) The acquisition by any individual, entity or group, or a Person (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") of ownership of 20% or more of either (a) the then outstanding shares of common stock of Angelica (the "Outstanding Angelica Common Stock") or (b) the combined voting power of the then outstanding voting securities of Angelica entitled to vote generally in the election of directors (the "Outstanding Angelica Voting Securities"); or

               (ii) Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by Angelica's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, as a member of the Incumbent Board, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule l4a-11 of Regulation l4A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or


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               (iii) Approval by the stockholders of Angelica of a
                     reorganization, merger or consolidation, in each case, unless, following such reorganization, merger or consolidation,
                     (a) more than 50% of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Angelica Common Stock and Outstanding Angelica Voting Securities immediately prior to such reorganization, merger or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger or consolidation, of the Outstanding Angelica Common Stock and Outstanding Angelica Voting Securities, as the case may be, (b) no Person beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation or the combined voting power of the then outstanding voting securities of such corporation, entitled to vote generally in the election of directors and (c) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement providing for such reorganization, merger or consolidation; or

               (iv)  Approval by the stockholders of Angelica of
                     (a) a complete liquidation or dissolution of Angelica or (b) the sale or other disposition of all or substantially all of the assets of Angelica, other than to a corporation, with respect to which following such sale or other disposition, (1) more than 50% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Angelica Common Stock and Outstanding Angelica Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Angelica Common Stock and Outstanding Angelica Voting Securities, as the case may be, (2) no Person beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (3) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition of assets of Angelica.




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          (d)  "DATE OF TERMINATION" means a date that a Notice of
          Termination is received by the party to whom such notice is being given, unless the party giving the Notice of Termination specifies another date in the Notice of Termination (which date shall not be more than 30 days after giving of such Notice of Termination) or, alternatively, the last day of any Term in the event that a Notice of Non-Renewal is delivered by either party in accordance with
          Section 2.1 of this Agreement.

          (e)  "DISPOSITION OF AN OPERATING LINE OF BUSINESS" means:

               (i) when used with reference to the stock or other equity interests of an Operating Line of Business that is or becomes a separate corporation, limited liability company, partnership or other business entity, the sale, exchange, transfer, distribution or other disposition of the ownership, either beneficially or of record or both, by Angelica of more than 50% of either (a) the then outstanding shares of common stock (or the equivalent equity interests) of such Operating Line of Business, or (b) the combined voting power of the then outstanding voting securities of such Operating Line of Business entitled to vote generally in the election of the Board or the equivalent governing body of such Operating Line of Business;

               (ii) when used with reference to the merger or consolidation of an Operating Line of Business that is or becomes a separate corporation, limited liability company, partnership or other business entity, any such transaction that results in Angelica owning, either beneficially or of record or both, less than 50% of either (a) the then outstanding shares of common stock (or the equivalent equity interests) of such Operating Line of Business, or (b) the combined voting power of the then outstanding voting securities of such Operating Line of Business entitled to vote generally in the election of the Board or the equivalent governing body of such Operating Line of Business; or

               (iii) when used with reference to the assets of an
                     Operating Line of Business, the sale,
                     exchange, transfer, liquidation, distribution or other disposition of assets of such Operating Line of Business (a) having a fair market value (as determined by the Incumbent Board) aggregating more than 50% of the aggregate fair market value of all of the assets of such Operating Line of Business as of the Triggering Transaction Date, (b) accounting for more than 50% of the aggregate book value (net of depreciation and amortization) of all of the assets of such Operating Line of Business, as would be shown on a balance sheet for such Operating Line of Business, prepared in accordance with generally accepted accounting principles then in effect, as of the Triggering Transaction Date; or (c) accounting for more than 50% of the net income of such Operating Line of Business, as would be shown on an income statement, prepared in accordance with generally accepted accounting principles then in effect, for the 12 months ending on the last day of the month immediately preceding the month in which the Triggering Transaction Date occurs.


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          (f)  "EFFECTIVE DATE" means the date of this Agreement.

          (g) "EMPLOYMENT PERIOD" means the period beginning on the Effective Date and ending on the Date of Termination.

          (h) "GOOD CAUSE" means, when used in connection with the termination of Employee's employment with Angelica by Angelica, a termination based upon (i) Employee's willful and continued failure to substantially perform his duties with Angelica (other than as a result of incapacity due to physical or mental condition), after a written demand for substantial performance is delivered to Employee by Angelica, which specifically identifies the manner in which Employee has not substantially performed his duties; (ii) Employee's commission of an act constituting a criminal offense involving moral turpitude, dishonesty or breach of trust; or (iii) Employee's material breach of any provision of this Agreement.

          (i) "GOOD REASON" means, when used in connection with the termination of Employee's employment with Angelica by Employee, a termination based upon the following reasons:

               (i) the assignment to Employee of any duties inconsistent in any respect with Employee's position (including status, offices, titles and reporting requirements), authority, duties and responsibilities as contemplated by this Agreement or any other action by Angelica which results in a material diminution in such position, authority, duties or responsibilities, excluding for this purpose any action not taken in bad faith which is remedied by Angelica promptly after receipt of notice by Angelica thereof given by Employee;

               (ii) (A) the failure by Angelica to continue in effect any benefit or compensation plan, stock ownership plan, life insurance plan, health and accident plan or disability plan to which Employee is entitled, provided that Angelica may amend, modify or replace such plans as long as the Employee is entitled to benefits under the amended, modified or replaced plan or plans that are substantially similar to those of the plan or plans so amended, modified or replaced; (B) the taking of any action by Angelica which would adversely affect Employee's participation in, or materially reduce Employee's benefits under, any plans in which Employee is then currently participating; or (C) the failure of Angelica to provide Employee with paid vacation to which Employee is entitled;

               (iii) a material breach by Angelica of any provision
                     of this Agreement;

               (iv)  a purported termination by Angelica of
                     Employee's employment otherwise than
                     specifically permitted by this Agreement; or

               (v)   in connection with a Triggering Transaction
                     (as set forth in Section 4.2 of this
                     Agreement), the failure of a successor of Angelica expressly to assume and



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                     agree to perform this Agreement pursuant to
                     the provisions of Section 6.4 of this
                     Agreement prior to a Triggering Transaction;
                     provided, however, that a termination of employment by Employee: (A) subsequent to an express assumption and agreement to perform this Agreement by such successor on or after a Triggering Transaction Date or (B) subsequent to a date that is two years after a Triggering Transaction Date, shall not be deemed to be for "Good Reason" under this subsection.

          (j) "NOTICE OF TERMINATION" means a written notice by either party of such party's desire to terminate Employee's employment with Angelica, which notice (i) indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Employee's employment under the provision so indicated, and (iii) if the Date of Termination is other than the date of receipt of such Notice, specifies the Date of Termination (which date shall not be more than 30 days after the giving of such Notice). The failure by Employee or Angelica to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Cause or Good Reason shall not waive any right of Employee or Angelica hereunder or preclude Employee or Angelica from asserting such fact or circumstance in enforcing Employee's or Angelica's rights hereunder.

          (k) "NOTICE OF NON-RENEWAL" means a written notice by either party to this Agreement of such party's desire not to allow the Term of the Agreement to automatically renew at the end of the then-current Term for another Term, thus having the effect of terminating the Agreement at the end of the then-current Term.

          (l) "OPERATING LINE OF BUSINESS" means the following lines of business of Angelica, whether operated as a division or as a separate subsidiary: (i) textile rental and laundry services, which provides textiles and laundry services, principally to healthcare institutions, and, to a more limited extent, to hotels, motels and restaurants in or near major metropolitan areas of the United States; (ii) uniform and business apparel manufacturing and marketing, which manufactures and sells uniforms and business apparel to a wide variety of institutions and businesses in the United States and Canada; and (iii) retail specialty stores, which operates a nationwide chain of specialty retail stores primarily for a clientele of nurses and other healthcare professionals.

          (m) "TERM" means, initially a one-year period commencing on the Effective Date and ending on the date of the first anniversary of the Effective Date, and, if renewed in accordance with Section 2.1 of this Agreement, shall mean a one-year period commencing on the particular anniversary date of the Effective Date and ending on the date one year after such commencing anniversary date.

          (n) "TRIGGERING TRANSACTION" means (i) a Change in Control of Angelica, or (ii) one or more Dispositions of an Operating Line of Business involving at least two of Angelica's Operating Lines of Business.

          (o) "TRIGGERING TRANSACTION DATE" shall mean the date that the Triggering


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Transaction occurs.

SECTION 2: TERM OF AGREEMENT.

           2.1 INITIAL TERM OF AGREEMENT; RENEWAL TERMS. The initial Term of this Agreement shall be for one year commencing on the Effective Date, subject to automatic renewal for a Term of an additional one year commencing immediately upon the end of the initial Term or the then-current renewal Term, as the case may be, unless either party to this Agreement gives a Notice of Non-Renewal to the other party not later than 30 days prior to the end of the initial Term or the then-current renewal Term, as the case may be. In the event that such a Notice of Non-Renewal is given as set forth in this Section 2.1, the Date of Termination will be the last day of the initial Term or the then-current Term, as the case may be.

          2.2 TERMINATION OF THE EMPLOYMENT PERIOD PRIOR TO END OF TERM. Notwithstanding Section 2.1 of this Agreement, either party to this Agreement may terminate Employee's Employment Period (and Employee's employment with Angelica) at any time during the Term by giving the other party a Notice of Termination to the other party, without any liability except as specified in Section 4 of this Agreement.

SECTION 3: TERMS AND CONDITIONS OF EMPLOYMENT.

           3.1 PERIOD OF EMPLOYMENT. Employee shall remain in the employ of Angelica throughout the Employment Period in accordance with the terms and provisions of this Agreement. This Agreement shall remain in full force and effect notwithstanding subsequent changes in Employee's compensation, location of employment, duties or authority or any changes in the identity of the corporation to which Employee's compensation is charged, provided that said corporation is a subsidiary or affiliate of Angelica and provided further that certain of such changes may constitute Good Reason for purposes of this Agreement.

           3.2  POSITIONS AND DUTIES.  Angelica hereby employs
Employee and Employee hereby accepts such employment as Senior Vice President - Finance and Administration and Chief Financial Officer, subject to the reasonable directions of the Chief Executive Officer of Angelica and the Board. Employee shall have such authority and shall perform such duties as are specified in the Bylaws of Angelica for the office and position to which he has been appointed hereunder and shall so serve, subject to the control exercised by the Chief Executive Officer of Angelica and the Board from time to time. Employee agrees to devote such of his time, attention and energy to the business of Angelica as may be required to perform the duties and responsibilities assigned to him to the best of his ability and with reasonable diligence.

           3.3 COMPENSATION. Employee's initial base salary under this Agreement will be $200,000 per annum, payable in accordance with Angelica's current payroll practices. In addition to the Annual Base Salary, Employee shall be awarded the opportunity to earn an incentive bonus on an annual basis ("Incentive Bonus") under the Incentive Compensation Plan or any incentive compensation plan which is generally available to other similarly situated executives of Angelica. The Incentive Bonus during the first year of the Employment Period shall range from 0 to 60% of Employee's Annual Base Salary. The Incentive Bonus which Employee will have an opportunity to earn shall be reviewed at least annually and may be adjusted at the discretion of the Chief Executive Officer of Angelica and the Board, dependent


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upon Employee's performance and in accordance with Angelica's policies.

           3.4 PARTICIPATION IN PERFORMANCE PLANS. Employee is eligible to receive stock-based awards or grants under Angelica's 1994 Performance Plan or 1999 Performance Plan, including stock options, restricted stock and performance awards, from time to time, in the discretion of the Compensation and Organization Committee or the Board of Angelica.

           3.5  PARTICIPATION IN STOCK BONUS AND INCENTIVE PLAN.
Employee is eligible to participate in Angelica's Stock Bonus and Incentive Plan, based on current eligibility requirements and subject to the terms and conditions of such plan.

           3.6 PARTICIPATION IN RETIREMENT SAVINGS PLAN. Employee is eligible to participate in Angelica's Retirement Savings Plan (the "401(k) Plan"), based upon current eligibility requirements and subject to the terms and conditions of such plan.

           3.7 PARTICIPATION IN PENSION PLAN. Employee is eligible to participate in Angelica's "defined benefit" Pension Plan, based on current eligibility requirements and subject to the terms and conditions of such plan.

           3.8 PARTICIPATION IN SUPPLEMENTAL PLAN. Employee is eligible to participate in Angelica's Supplemental Plan, based upon current eligibility requirements and subject to the terms and conditions of such plan.

SECTION 4: BENEFITS UPON TERMINATION.

           4.1 NOT IN CONNECTION WITH A TRIGGERING TRANSACTION. If Employee's employment with Angelica is terminated prior to the end of the initial Term or prior to the end of any subsequent renewal Term, as the case may be, (a) by Angelica without Good Cause or (b) by Employee for Good Reason, then upon the negotiation and execution of a mutually acceptable settlement and release agreement by Angelica and Employee, in addition to any accrued salary and other payments owed to Employee under Angelica's other severance plans and policies, Angelica shall pay Employee an amount equal to Employee's then-current Annual Base Salary, in a lump-sum payment, as soon as practicable after the Date of Termination. In the case of a termination of Employee's employment with Angelica not in connection with a Triggering Transaction for any reason other than as stated in this Section 4.1 above, Employee shall be entitled only to accrued salary and other payments owed to Employee under Angelica's other benefit plans and policies.

           4.2 IN CONNECTION WITH A TRIGGERING TRANSACTION. If (a) a Triggering Transaction occurs during the Employment Period and within two years after the Triggering Transaction Date (i) Angelica shall terminate Employee's employment with Angelica without Good Cause, or
(ii) Employee shall terminate employment with Angelica for Good Reason, or, alternatively, (b) if one of the above-described terminations of employment occurs within the six-month period prior to the earlier of
(i) a Triggering Transaction or (ii) the execution of a definitive agreement or contract that eventually results in a Triggering Transaction, then, in addition to any accrued salary and other payments owed to Employee under Angelica's other benefit plans and policies, Angelica shall pay to Employee an amount equal to 2.99 times Employee's then-current Annual Base Salary, in a lump-sum payment, after either (y) the Date of Termination, in the case where the sequence of the requisite events is as set forth in subsection (a)


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above or (z) the Triggering Transaction Date, in the case where the sequence of the requisite events occurred as set forth in subsection (b) above (the relevant date for purposes of entitlement to the benefits set forth in this Section 4.2 is hereinafter referred to as the "Entitlement Date"). In addition, at the Entitlement Date, to the extent not otherwise provided for under the terms of Angelica's stock option plans or Employee's stock option agreements, all stock options held by Employee that have not expired in accordance with their respective terms shall vest and become fully exercisable.

               (a) For purposes of determining the retirement benefits payable to Employee pursuant to the Company's Deferred Compensation Option Plan and Supplemental Retirement Plan, as of the Entitlement Date Employee shall be deemed to have completed the number of years of service he would have completed had he continued to be employed by Angelica until age 65 and, further, Employee shall be deemed to have attained age of 65; provided however, in no event shall Employee be deemed to be vested with respect to more than 100% of the benefit due pursuant to the respective terms of each such Plan.

               (b)  For a period of ten years after the
               Entitlement Date and without cost to the Employee and/or his family, the Company shall continue medical and health benefits to the Employee and to members of Employee's family at least equal to those benefits which were being provided to them prior to the Date of Termination; provided, however, that if Employee becomes re-employed with another employer and is eligible to receive medical or health benefits under another employer-provided plan, the medical and health benefits described herein shall be secondary to those provided under such other plan during such applicable period of eligibility.

               In the case of any termination of Employee's employment with Angelica in connection with a Triggering Transaction for any reason other than as stated in this Section 4.2 above, Employee shall be entitled only to accrued salary and other payments owed to Employee under Angelica's other benefit plans and policies.

SECTION 5: NON-COMPETITION, CONFIDENTIALITY, NON-DIVERSION.

           5.1 NON-COMPETE AGREEMENT. It is agreed that during the period beginning on the Effective Date and ending one year after the Date of Termination, regardless of whether such termination is by the action of Employee or Angelica or by mutual agreement, Employee shall not, either for himself or on behalf of any person, firm or corporation (whether for profit or otherwise) engage in any form of competition with Angelica, directly or indirectly, through any commercial venture, as a partner, officer, director, stockholder, advisor, employee, consultant, agent, salesman, venturer or otherwise, in the business conducted by Angelica in the United States, Canada or any other country in which Angelica does business. This requirement, however, will not limit Employee's right to invest in the capital stock or other equity securities of any corporation, the stock or securities of which are publicly owned or are regularly traded on any public securities exchange. In addition, notwithstanding this Section 5.1, if Employee is terminated by Angelica without Good Cause or if Employee terminates his employment with Angelica for Good Reason, then Employee will not be subject to the restrictions of this Section 5.1.

           5.2 CONFIDENTIAL INFORMATION. Employee acknowledges that during his employment with Angelica, he may develop or be exposed to confidential information concerning Angelica's inventions,



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processes, methods and confidential affairs, property of a proprietary nature and trade secrets of Angelica or its licensors or customers. Employee agrees that the maintenance of the proprietary character of such information and property to the full extent feasible is important and that for so long as any such confidential information and trade secrets may remain confidential, secret or otherwise wholly or partially protectable, either during or after Employee's Employment Period, shall not use or divulge such confidential information or property except as permitted or required by the duties of Employee's employment with Angelica. Employee shall not remove any property of a proprietary nature from Angelica's premises except as required by the duties of Employee's employment. Employee shall return to Angelica upon termination of his employment with Angelica, all models, drawings, photographs, writings, records, papers or other properties produced by Employee or coming into his possession by or through his employment with Angelica.

           5.3 NON-DIVERSION. During the Employment Period and for one year after the Date of Termination, Employee shall not directly or indirectly or by aid to others, do anything which could be expected to divert from Angelica any trade or business with any customer of Angelica with whom Employee had any contact or association during the one year immediately preceding the Date of Termination.

           5.4 REASONABLENESS OF RESTRICTIONS. Employee agrees that the period and areas of restriction following the Date of Termination, as set forth in this Section 5, are reasonably required for the protection of Angelica and its business, as well as the continued protection of Angelica's employees. If any one or more of the covenants, agreements or provisions contained herein shall be held to be contrary to the policy of a specific law, though not expressly prohibited, or against public policy, or shall for any other reason whatsoever be held invalid, then such particular covenant, agreement or provision shall be null and void and shall be deemed separable from the remaining covenants, agreements and provisions, and shall in no way affect the validity of any of the other covenants, agreements and provisions hereof. The parties hereto agree that in the event that either the length of time or the geographic area set forth herein is deemed too restrictive in any court proceeding, the court may reduce such restrictions to those which it deems reasonable under the circumstances.

           5.5 EQUITABLE RELIEF. Any action by Employee contrary to the restrictive covenants contained in this Section 5 may as a matter of course be restrained by equitable or injunctive process issued out of any court of competent jurisdiction, in addition to any other remedies provided in law. In the event of the breach of Employee's covenants as set forth in this Section 5 and Angelica's obtaining of injunctive relief, the period of restrictions set forth herein shall commence from the date of the issuance of the order which enjoins such activity.

SECTION 6: MISCELLANEOUS.

           6.1 NOTICE. For purposes of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by certified or registered mail, return receipt requested, postage prepaid, addressed to the respective addresses as set forth below; provided that all notices to Angelica shall be directed to the attention of the Chief Executive Officer of Angelica, or to such other address as one party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.


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               Notice to Employee
               ------------------
               Theodore M. Armstrong
               43 Countryside Lane
               Frontenac, MO  63131

               Notice to Angelica
               ------------------
               Angelica Corporation
               424 South Woods Mill Road
               Chesterfield, Missouri  63017-3406
               Attn:  Chief Executive Officer

          6.2 WAIVER. Employee's or Angelica's failure to insist upon strict compliance with any provision of this Agreement or the failure to assert any right Employee or Angelica may have hereunder shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement and shall not operate or be construed as a waiver of any subsequent breach of the same provision.

          6.3 APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Missouri, without reference to its conflict of law principles.

          6.4 SUCCESSORS. This Agreement shall be binding upon and inure to the benefit of any successor of Angelica and any such successor shall be deemed to be substituted for Angelica under the terms of this Agreement. Angelica shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of Angelica to assume expressly and agree to perform the provisions of this Agreement as if no such succession had taken place. As used in this Agreement, "Angelica" shall mean Angelica as hereinbefore defined or any successor to Angelica's business and/or assets which assumes and agrees to perform this Agreement.

          6.5 ENTIRE AGREEMENT. This Agreement contains the entire agreement of the parties with respect to the subject matter hereof and supersedes any prior written or oral agreements, understandings, discussions or negotiations with respect thereto.

          IN WITNESS WHEREOF, Employee and Angelica, pursuant to the authorization from its Board, have caused this Agreement to be executed in its name on its behalf, all as of the day and year first above written.


                         /s/ Theodore M. Armstrong
                         -----------------------------------------------
                         Theodore M. Armstrong


                         ANGELICA CORPORATION


                         By    /s/ Don W. Hubble
                           ---------------------------------------------
                         Name:
                              ------------------------------------------
                         Title:
                               -----------------------------------------



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